EXHIBIT 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, Thomas G. Mair, Senior Vice President Finance and Chief Financial Officer of Golden Star Resources Ltd., certify, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2007 of Golden Star Resources Ltd. that:

(1) The Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained and incorporated by reference in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Golden Star Resources Ltd.

/s/ Thomas G. Mair
Thomas G. Mair
Senior Vice President Finance and Chief Financial Officer
May 9, 2007